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                                                                    EXHIBIT 23.2




                        CONSENT OF INDEPENDENT ENGINEERS

As independent engineering consultants, we hereby consent to the use of our reports and data extracted therefrom (and all references to our Firm) included in or made a part of this Form 10-K Annual Report to be filed on or about April 15, 1999, and to the incorporation by reference of this Form 10-K Annual Report (including the use of our report and references to our Firm herein) into that certain Registration Statement on Form S-3 filed by Costilla Energy, Inc. with the Securities and Exchange Commission, file number 333-70357, and those certain Registration Statements on Form S-8 filed by Costilla Energy, Inc. with the Securities and Exchange Commission, file numbers 333-16513, 333-16515, and 333-16517 covering the Bonus Incentive Plan of Costilla Energy, Inc., the Outside Directors Stock Option Plan of Costilla Energy, Inc., and the 1996 Stock Option Plan of Costilla Energy, Inc., respectively, and file numbers 333-38747 and 333-38751 covering additional shares under the Outside Directors Stock Option Plan and the 1996 Stock Option Plan, respectively.


                                       WILLIAMSON PETROLEUM CONSULTANTS, INC.




Houston, Texas
April 15, 1999